UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012

ASPEN GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-165685	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

720 South Colorado Boulevard, Suite 1150N, Denver, CO 80246
(Address of Principal Executive Office) (Zip Code)

(646) 450-1843
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 16, 2012, pursuant to comment letters issued by the Staff of the Securities and Exchange Commission (the “SEC”) relating to the Form 8-K (“Super 8-K”) filed by Aspen Group, Inc. (the “Company”), management of the Company, after discussions with the Company’s independent registered public accounting firm and the Staff of the SEC, concluded that the previously-issued consolidated financial statements contained in the Company’s Form 10-Q for the quarter ended March 31, 2012 and 2011 and its December 31, 2011 and 2010 year-end consolidated financial statements contained in the Super 8-K (the “Financial Statements”) should no longer be relied upon based on the restatement described below.

The discussions with the Staff of the SEC related to a related party receivable (“Receivable”) that was carried as an asset on the Company’s balance sheet.  The Receivable in the amount of $2,209,960 was owed either directly by the former Chairman or by a corporation which was controlled by the Company’s former Chairman based on unauthorized borrowings from the Company. The Company had previously believed that the Receivable, which was secured by shares of common stock pledged by three of the Company’s directors, was collectible because the Company would achieve a successful resolution either through a negotiated settlement with the former Chairman or through other legal means or ultimately through the surrender of the pledged shares.

Following the discussions with the Staff of the SEC, management recommended to the Board of Directors that the Company restate the previously issued consolidated Financial Statements to remove the Receivable and expense the unauthorized borrowing in the relevant prior periods.  The Board approved the restatement on August 16, 2012.

As a result, the Company has decided to restate the Financial Statements for this adjustment. The resulting effect of the restatement in 2011 is: (1) a reduction of receivable from stockholder, secured – related party, current assets and total assets of $2,209,960, (2) an increase in loss due to unauthorized borrowing and net loss of $14,876 and (3) an increase in cash used in operations of $14,876. The resulting effect of the restatement in 2010 is: (1) a reduction of receivable from stockholder, secured – related party, current assets and total assets of $2,195,084, (2) an increase in loss due to unauthorized borrowing and net loss of $261,468, (3) an increase in cash used in operations of $140,939, and (4) an increase in net loss per share of $0.01.  Moreover, the opening accumulated deficit as of December 31, 2009 increased from $792,167 to $2,725,783.

Additionally, subsequent to the issuance of the Company’s March 31, 2012 and 2011 condensed consolidated financial statements, management became aware that certain instructional costs and services should have been accrued during the three months ended March 31, 2012. The resulting effect of adding this accrual to the restatement in 2012 is an increase in current liabilities of $163,545 and an increase in the net loss of $163,545. Additionally, these March 31, 2012 condensed consolidated financial statements have been restated to record the effects of a restatement of the December 31, 2011 and 2010 consolidated financial statements; the effects being a reduction of receivable from stockholder, secured –related party with a corresponding increase in the opening accumulated deficit of $2,209,960.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: August 20, 2012	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer